UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): JULY 24, 2007
ATARI, INC.
(Exact name of registrant as specified in charter)
DELAWARE
(State or other jurisdiction
of incorporation or organization)
Commission File Number: 0-27338
13-3689915
(I.R.S. employer identification no.)
417 FIFTH AVENUE
NEW YORK, NEW YORK 10016
(Address of principal executive
offices, including zip code)
(212) 726-6500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     (a) On July 24, 2007, the Board of Directors of Atari, Inc. (“Atari”) approved amendments to Article IV, Sections 1 and 2 of Atari’s Amended and Restated Bylaws, as amended (the “Bylaws”) to permit the issuance of Atari’s stock in uncertificated form in accordance with NASDAQ Rule 4350(l), which requires securities listed on NASDAQ to be eligible for a Direct Registration Program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 on and after January 1, 2008.
     A direct registration program enables investors to establish, either through the company’s transfer agent or through the investor’s broker-dealer, a book-entry position on the books of the issuer and to electronically transfer their position through the Depositary Trust Company. It also enables investors to have securities registered in their name without having a physical certificate issued. The changes to Article IV of Atari’s Bylaws are intended to satisfy these new requirements.
     The amendments to the Bylaws are effective as of July 24, 2007. The foregoing description of the amendments to the Bylaws are qualified in their entirety by the actual terms of the amended Bylaws, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 8.01 Other Events.
     On July 24, 2007, the Board of Directors elected Michael G. Corrigan, a member of the Board since November 2005, to serve as its non-executive Chairman.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Text of Amendments to Atari, Inc.’s Amended and Restated Bylaws, as amended, effective July 24 , 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATARI, INC.
By:	/s/ Kristina K. Pappa
Kristina K. Pappa
Vice President and General Counsel

Date: July 30, 2007

EXHIBIT INDEX

Exhibit No.	Description
3.1	Text of Amendments to Atari, Inc.’s Amended and Restated Bylaws, as amended, effective July 24 , 2007